SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              ____________________


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                          June 28, 1996 (June 11, 1996)

                           REGENCY REALTY CORPORATION
               (Exact name of registrant as specified in charter)

          Florida               1-12298            59-3191743

      (State or other         (Commission          IRS Employer
      jurisdiction of         File Number)      Identification No.)
       incorporation)


         121 West Forsyth Street, Suite 200
                Jacksonville, Florida                   32202
      (Address of principal executive offices)        (Zip Code)

   Registrant's telephone number, including area code: (904) 356-7000

                                 Not Applicable
          (former name or former address if changed since last report)

   Item 5:   Other Events

        On June 11, 1996, Regency Realty Corporation ("Regency") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Security Capital Holdings S.A. and Security Capital U.S. Realty, both Luxembourg corporations (collectively "USRealty"), providing for Regency to significantly broaden its equity base and obtain access to other strategic resources through US Realty for the purpose of enhancing Regency's long-term shareholder value. The Stock Purchase Agreement provides for USRealty to purchase up to 7,499,400 shares (the "Shares") of Common Stock from Regency at $17.625 per share (or an aggregate of $132,176,925 for all 7,499,400 Shares). The Shares, together with 119,100 shares of Common Stock acquired by USRealty in the open market prior to the execution of the Stock Purchase Agreement, will constitute approximately 53.1% of Regency's Common Stock and approximately 44.0% of its common equity (based on the number of shares of voting Common Stock and Class B Non-Voting Common Stock outstanding on June 11, 1996). Proceeds from the sale of the Shares will be used to repay indebtedness under Regency's revolving credit agreement and to increase Regency's portfolio of neighborhood and community shopping centers in the Southeastern United States.

        The Company intends to seek shareholder approval of the transactions contemplated by the Stock Purchase Agreement at a special meeting of shareholders expected to be held in September 1996.

        USRealty's Investment; The Stock Purchase Agreement. The Stock Purchase Agreement provides, subject to certain conditions described below, for USRealty to purchase 934,400 Shares (the "Initial Purchase") at a price of $17.625 per share at an initial closing to be held no sooner than 20 days after the date of the Stock Purchase Agreement. Thereafter, subject to the terms of the Stock Purchase Agreement, at such time as Regency may determine (i) prior to December 1, 1996, USRealty will purchase 2,717,400 Shares (the "Second Purchase") at a price of $17.625 per share, provided that if the Second Purchase has not occurred by December 1, 1996, USRealty will have the right, at its election, to cause the Second Purchase on or before December 31, 1996, and (ii) prior to June 1, 1997, USRealty will purchase up to the remaining 3,847,600 Shares in minimum tranches of $30 million (each, and individually, a "Subsequent Purchase") at a price of $17.625 per share, provided that if the Subsequent Purchases have not occurred by June 1, 1997, USRealty will have the right, at its election, to make the Subsequent Purchases on or before June 30, 1997.

        The initial closing is subject to various conditions, including (i) an irrevocable waiver of application to USRealty of the ownership limitations contained in the Company's charter with respect to the Initial Purchase plus the 119,100 shares of Common Stock owned by USRealty as of June 11, 1996, (ii) the continued treatment of Regency as a real estate investment trust for federal income tax purposes (a "REIT"), and (iii) satisfaction of various customary conditions. In addition, if the initial closing has not occurred on or prior to October 31, 1996, the Stock Purchase Agreement may be terminated by either party, unless such party is then in default thereunder. The closings of the Second Purchase and each Subsequent Purchase are subject to various conditions, including (i) approval by Regency's shareholders of the transactions contemplated by the Stock Purchase Agreement, (ii) approval by Regency's shareholders of a proposed amendment to Regency's charter to amend the capital stock ownership limitations therein to expressly authorize USRealty to acquire up to 45% of the capital stock of Regency and to make certain other modifications to facilitate Regency's continued qualification as domestically controlled REIT, (iii) the continued treatment of Regency as a REIT, and (iv) satisfaction of various customary conditions.

        The Stock Purchase Agreement provides that Regency will pay USRealty $1 million as compensation for US Realty's costs and expenses (including opportunity costs) in the event that Regency's shareholders fail to approve the transactions contemplated by the Stock Purchase Agreement at the shareholders' meeting called to vote thereon (or in the event that Regency fails to hold such meeting on or before October 31, 1996), provided that USRealty is not in material default under the Stock Purchase Agreement. The break-up fee will be $5 million in the event that (i) a Competing Transaction (as defined below) is proposed prior to the shareholders' meeting, (ii) shareholder approval for the transactions contemplated by the Stock Purchase Agreement is not obtained, and (iii) in the case of a Competing Transaction which was not solicited, initiated or encouraged by Regency, Regency agrees to or consummates a Competing Transaction within six months thereafter. A "Competing Transaction" is
   (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 15% of Regency's equity securities on a fully diluted basis or assets representing a material portion of Regency's assets, other than any of the transactions contemplated under the Stock Purchase Agreement, (ii) any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of Regency, other than any of the transactions contemplated by the Stock Purchase Agreement, or (iii) any public announcement of a proposal, plan or intention to do or agreement to engage in any of the foregoing.

        Exhibit 10.1 consists of a copy of the Stock Purchase Agreement, and the various Exhibits thereto (including the Stockholders Agreement and Registration Rights Agreement referred to below), and is specifically incorporated herein by reference, and the description herein of such agreement and Exhibits is qualified in its entirety by reference to such agreement and Exhibits.

        The Stockholders Agreement. The Stock Purchase Agreement contemplates that the parties will enter into a Stockholders Agreement and a Registration Rights Agreement at the initial closing. Pursuant to the Stockholders Agreement, USRealty will be entitled to certain rights and will be subject to certain restrictions, including the following: (i) from and after the date on which Regency's shareholders approve the transactions contemplated by the Stock Purchase Agreement (the "Shareholder Approval Date") until the next annual or special meeting at which any directors are to be elected, USRealty will have the right to have two directors on Regency's board of directors, and after such next annual or special meeting until USRealty no longer owns at least 20% of the outstanding Common Stock on a fully diluted basis, or, if earlier, the expiration of the standstill period described in the following paragraph, USRealty will generally have the right to nominate its proportionate share of Regency's board of directors, but not to exceed 49%, (ii) from and after the Shareholder Approval Date until USRealty no longer owns at least 20% of the outstanding Common Stock on a fully diluted basis, USRealty will have the right to obtain certain operating and financial information, and (iii) from and after the Shareholder Approval Date until USRealty no longer owns at least 15% of the outstanding Common Stock on a fully diluted basis, USRealty will have the right to participate in Regency's future securities offerings by purchasing its proportionate share of the securities offered therein.

        During a standstill period of five years (which period is subject to early termination in certain circumstances but, if not terminated early, shall be automatically extended for one-year increments unless USRealty gives Regency 270 days' notice canceling such extensions or unless sooner terminated upon certain events), USRealty will be subject to certain limitations and restrictions relating to, among other matters: (a) acquisitions of additional shares of Common Stock (generally limiting USRealty to beneficially owning no more than 45% of the outstanding shares of Common Stock on a fully diluted basis), (b) voting of its shares of Common Stock (including a requirement that it vote all its shares, or in the case of certain extraordinary transactions, those shares exceeding 40% of the outstanding Common Stock, either as recommended by the board of directors or proportionately in accordance with the vote of the other holders of Common Stock), (c) acting in concert with others by becoming a member of a "group" for purposes of Section 13(d) of the Securities Act of 1934 and the rules promulgated thereunder, (d) soliciting, encouraging or proposing certain significant transactions involving Regency, (e) soliciting, initiating, encouraging or participating in the solicitation of proxies in connection with any election contest involving Regency's board of directors or initiating or proposing or participating in or encouraging the making of, or soliciting shareholder approval of, any shareholder proposal, (f) seeking representation on Regency's board of directors other than as contemplated by the Stockholders Agreement, (g) making certain transfers of its capital stock or the capital stock of any Affiliates, as defined, who own Common Stock, and (h) requesting any waiver of the foregoing restrictions or the capital stock ownership limitation provisions of Regency's charter. During the standstill period or as long as USRealty owns more than 15% of the outstanding Common Stock on a fully diluted basis, USRealty may not sell any shares of Common Stock except (a) in transactions pursuant to Rule 144 under the Securities Act of 1933, (b) in negotiated transfers to third parties, subject to certain conditions, including a requirement that Regency approve any transfer that would result in a person beneficially owning more than 9.8% of the outstanding Common Stock, (c) to certain Affiliates who agree to be bound by the terms of the Stockholders Agreement, (d) pursuant to the Registration Rights Agreement or in a public offering and (e) subject to certain conditions, to bona fide financial institutions for the purpose of securing bona fide indebtedness.

        The standstill period will terminate prior to its stated term in the event of certain occurrences such as a material event of default by Regency or any subsidiary under any debt agreement or the acquisition by any person or group of beneficial ownership of more than 9.8% of Regency's outstanding voting securities. As long as USRealty owns 20% of the outstanding shares of Common Stock on a fully diluted basis and as long as the standstill period (including extensions) is in effect, Regency may not take certain specified corporate actions relating to incurrence of indebtedness in excess of a specified amount, property management by third parties, passive investments, investments outside the shopping center industry and REIT termination. Moreover, pursuant to the Stockholders Agreement, from and after the Shareholder Approval Date until USRealty does not own at least 20% of the outstanding Common Stock on a fully diluted basis, USRealty will consult with and advise Regency on certain matters including those concerning Regency's business strategy, financing arrangements, acquisition opportunities and investor relations.

        The Registration Rights Agreement. Pursuant to the Registration Rights Agreement, Regency will grant USRealty certain registration rights to facilitate the resale of the Common Stock owned by it under certain conditions and certain tag-along rights to sell a portion of its shares in connection with certain extraordinary issuances of securities by Regency.

   Item 7:   Financial Statements, Pro Forma Financial Information and
             Exhibits.

        a)   Exhibits

             Number                   Exhibit

             10.1 Stock Purchase Agreement, dated as of June 11, 1996, between the Company, Security Capital Holdings S.A. and Security Capital U.S. Realty (incorporated by reference from Exhibit 2 to the Schedule 13D dated June 19, 1996 of Security Capital U.S. Realty and Security Capital Holdings S.A.)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 REGENCY REALTY CORPORATION


   Date:  June 28, 1996          By: /s/ Martin E. Stein, Jr.
                                    Martin E. Stein, Jr.
                                    President

                                  EXHIBIT INDEX

     Exhibit                                                    Page

       10.1    Stock Purchase Agreement, dated as of June
               11, 1996, between the Company, Security
               Capital Holdings S.A. and Security Capital
               U.S. Realty (incorporated by reference from Exhibit 2 to the Schedule 13D dated June 19,
               1996 of Security Capital U.S. Realty and
               Security Capital Holdings S.A.)